FIRST AMENDMENT TO SYNDICATED LOAN AGREEMENT


           This First Amendment to Syndicated Loan Agreement ("First Amendment") is made this twenty-first day of November, 1997 by and among Piercing Pagoda, Inc. ("Borrower"), a Delaware corporation having its chief executive office at 3910 Adler Place, Bethlehem, Pennsylvania 18016, the financial institutions now or hereafter parties hereto and their respective successors and assigns (each a "Lender" and collectively, the "Lenders"), Summit Bank ("Summit"), a New Jersey bank having offices at One Bethlehem Plaza, Bethlehem, Pennsylvania 18018, and CoreStates Bank, N.A. ("CoreStates"), a national bank having offices at 600 Penn Street, FC6-94-3-140, P.O. Box 1102, Reading, Pennsylvania 19603. Summit and CoreStates are co-agent for Lenders (in such capacity, each an "Agent" and collectively, the "Agents"), and CoreStates as administrative agent and issuing bank for the Lenders (in such capacity, the "Administrative Agent").

                                  BACKGROUND

           A. Pursuant to the terms and subject to the conditions set forth in that certain Syndicated Loan Agreement dated March 27, 1997 by and among Borrower, Lenders, Agents and Administrative Agent (the "Loan Agreement"), Borrower is currently indebted to Lenders for repayment of various loans, advances and extensions of credit made by Lenders to or for the benefit of Borrower under a revolving credit facility in the principal sum of up to Seventy-Five Million ($75,000,000.00) Dollars (the "Revolving Loan"), which indebtedness is evidenced by those certain Revolving Loan Notes dated the date of the Loan Agreement executed and delivered by Borrower to each Lender (in the amount of each such Lender's Commitment).

           B. Borrower has requested that each Lender increase its Commitment under the Revolving Loan, and the Cash Advance Sublimit under the Revolving Loan, and the Lenders are willing to do so under the terms and subject to the conditions set forth in this First Amendment and the instruments, agreements and documents to be executed and/or delivered pursuant to this First Amendment.

           NOW, THEREFORE, with the foregoing Background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

     SECTION 1.   DEFINITIONS.

           1.01 Capitalized Terms. All capitalized terms not otherwise defined in this First Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

     SECTION 2.   CONFIRMATION OF EXISTING INDEBTEDNESS AND
                  RATIFICATION OF LOAN DOCUMENTS.

           2.01 Confirmation of Existing Indebtedness. Borrower hereby unconditionally acknowledges and confirms that: the aggregate outstanding principal balance of Borrower to Lenders evidenced by the Revolving Loan Notes is, as of the date hereof, Thirty-Two Million Dollars ($32,000,000) Dollars; the aggregate face amount of Letters of Credit issued by CoreStates Bank for the account of Borrower under the Revolving Loan is, as of the date hereof, Thiry-Five Million Five
     Hundred Ninety-Five Thousand Two Hundred Seventy-Seven and 87/100 ($35,595,277.87) Dollars; interest on the Obligations has been paid through October 31, 1997; and the foregoing indebtedness, together with continually accruing interest and related costs, fees and expenses is, as of the date hereof, owing without claim, counterclaim, right of recoupment, defense or set-off of any kind or of any nature whatsoever.


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           2.02   Ratification of Loan Documents.

                 (A) Borrower hereby  unconditionally  ratifies and confirms and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Loan Documents, and agrees that it remains unconditionally liable to Bank in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents.

                 (B) Without  limiting  the  generality  of the  immediately preceding Subparagraph 2.02(A), Borrower hereby unconditionally ratifies and confirms and reaffirms in all respects and without condition, the provisions of the Loan Documents permitting Lenders to Confess Judgment against Borrower.

     SECTION 3.   AMENDMENTS TO FINANCING AGREEMENTS.

           3.01   The Revolving Loan.

                 (A) Paragraph  1.15 of the Loan Agreement is hereby amended
     to  increase  the  Cash  Advance   Sublimit  from  Forty-Five   Million
     ($45,000,000.00) Dollars to Fifty Million ($50,000,000.00) Dollars;

                 (B) Paragraph 1.17 of the Loan Agreement is hereby amended to provide that the aggregate "Commitment" of the Lenders is hereby increased by the sum of Five Million ($5,000,000.00) Dollars to the sum of Eighty Million ($80,000,000.00) Dollars, each Lender agreeing to participate in such increase in accordance with its Pro Rata Share;

                 (C) Paragraph 1.45 of the Loan Agreement is hereby amended to increase the Line Limit by the sum of Five Million ($5,000,000.00) Dollars to the sum of Eighty Million ($80,000,000.00) Dollars; and

                  (D) Paragraph 1.52 of the Loan Agreement is hereby amended to redefine the term "Notes" to mean, collectively, the "Replacement Revolving Loan Notes" (as hereinafter defined).

           3.01 The Replacement Revolving Loan Notes. Contemporaneously herewith, to evidence each Lender's increase in its Commitment (in accordance with its Pro Rata Share), Borrower shall execute and deliver to each Lender its Replacement Revolving Loan Note in an amount equal to each Lender's Commitment (as hereby increased). Each Replacement Revolving Loan Note shall replace and supersede (but not extinguish any unpaid Obligations evidenced by) the Revolving Loan Note dated the date of the Loan Agreement executed and delivered by Borrower to each Lender.

     SECTION 4.   WARRANTIES AND REPRESENTATIONS.

           4.01 Reaffirmation of Warranties and Representations. All warranties and representations set forth in the Loan Agreement and the other Loan Documents are hereby reasserted and restated by Borrower as of the date hereof as if set forth at length herein. Borrower hereby acknowledges that such warranties and representations, and the warranties and representations set forth below, are being specifically relied upon by Bank as a material inducement to Bank to enter into this First Amendment and increase the Line Limit and the Cash Advance Sublimit under the Revolving Loan.

           4.02 Additional Warranties and Representations. To induce Bank to enter into this First Amendment, Borrower represents and warrants to Bank that:


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                 (A) Borrower has the power, authority and capacity to enter into and perform this First Amendment and all related instruments, agreements and documents, and to incur the Obligations herein and therein provided for, and Borrower has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this First Amendment and related instruments, agreements and documents;

                 (B) This First Amendment is valid, binding and enforceable against Borrower in accordance with its terms; and

                 (C) No consent, approval or authorization of, or filing, registration or qualification with, any Person is required to be obtained by Borrower in connection with the execution and delivery of this First Amendment or any related instrument, agreement or document, or undertaking or performance of any Obligation hereunder or thereunder.

     SECTION 5.   CONDITIONS PRECEDENT.

           This First Amendment is subject to the following conditions precedent (all instruments, agreements and documents to be in form and substance satisfactory to Bank and its counsel):

           5.01 Documents Required for Closing. Borrower shall have duly executed and/or delivered (or caused to be duly executed and/or delivered) to Bank the following:

                 (A) This First Amendment, the Replacement Revolving Loan Notes, explanations and waivers of rights with respect to the Replacement Revolving Loan Notes and each other instrument, agreement and document to be executed and/or delivered pursuant to this First Amendment and/or the instruments, agreements and documents referred to in this First Amendment;

                 (B) A certified (as of the date of this First Amendment) copy of resolutions of Borrower's Board of Directors authorizing the execution, delivery and performance of this First Amendment and each other document to be executed and/or delivered pursuant hereto and any other instrument, agreement or document referred to herein;

                 (C) A certificate (dated the date of this First Amendment) of Borrower's corporate secretary as to the incumbency and specimen signatures of the officers of Borrower executing this First Amendment and each other document to be executed and/or delivered pursuant hereto;

                 (D) EARS, Inc., a Delaware corporation, a guarantor and surety for the Obligations, shall unconditionally reaffirm in writing its suretyship for the Obligations and consent to this First Amendment; and

                 (E) Such other instruments, agreements and documents as may be required by Bank and/or its counsel.

     SECTION 6.   MISCELLANEOUS.

           6.01 Integrated Agreement. This First Amendment and all of the instruments, agreements and documents executed and/or delivered in conjunction with this First Amendment shall be effective upon the date of execution hereof and thereof by all parties hereto and thereto, and shall be deemed incorporated into and made a part of the Loan Agreement and the other Loan Documents. All such instruments, agreements and documents, and this First Amendment, shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this First Amendment shall constitute an amendment thereto and shall govern and control.

           6.02 Expenses of Bank. Borrower will pay, on demand, all reasonable out-of-pocket expenses, including the reasonable fees and expenses of legal counsel for Bank, incurred in connection with this First Amendment and all instruments, agreements and documents executed and/or delivered in connection with this First Amendment. Subject to Paragraph 2.07 of the Loan Agreement, Bank may charge any deposit account of Borrower maintained at Bank for all or any part of any amount due hereunder.


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           6.03 Counterpart Execution.  This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Syndicated Loan Agreement to be duly executed and exchanged as of the day and year first above written.

     ATTEST:                        PIERCING PAGODA, INC.


     By: /s/ Brandon R. Lehman____        By: /s/ John F. Eureyecko
           Name: Brandon R. Lehman              Name: John F. Eureyecko
           Title: Treasurer                                 Title:
     President

              [Corporate Seal]

Commitment: $26,665,000.00                SUMMIT BANK, for itself and
     as Agent  for the Lenders


     By: /s/ Ammon J. Baus
                        Name: Ammon J. Baus
                                                Title: Vice President

Commitment: $37,335,000.00                CORESTATES BANK, N.A., for
     itself and as Agent and Administrative Agent for the Lenders


                                          By: /s/ Lynn B. Eagleson
                        Name: Lynn B. Eagleson
                                                Title: Vice President

Commitment: $16,000,000.00                FIRST UNION NATIONAL BANK

                                          By: /s/ Lewis C. Cyr
                        Name: Lewis C. Cyr
                                                Title: Assistant Vice
                                    President